Exhibit 99.1

Appendix 3E
Daily share buy-back notice
(except minimum holding buy-back and
selective buy-back)

Information and documents given to ASX become ASX's property and may be made public.
Introduced 1/9/99. Origin: rule 3.6, Appendix 7C. Amended 30/9/2001.

Name of entity	ARBN
NEWS CORPORATION	111 480 561

We (the entity) give ASX the following information.
Information about buy-back

1	Type of buy-back	ON MARKET
2	Date Appendix 3C was given to ASX	14 JUNE 2005

Total of all shares bought back, or in relation to which acceptances have been received, before, and on, previous day
		Before previous day	Previous day
3	Number of shares bought back or if buy-back is an equal access scheme, in relation to which acceptances have been received	NYSE 18,413,900 CLASS B 68,981,900 CLASS A ASX 21,905,523 CLASS B 5,174,023 CLASS A	NYSE 458,500 CLASS B 508,500 CLASS A ASX 200,000 CLASS B 150,000 CLASS A
4	Total consideration paid or payable for the shares	NYSE US$299,238,287 CLASS B US$1,079,332,350 CLASS A ASX A$498,670,960 CLASS B A$110,633,703 CLASS A	NYSE US$7,730,218 CLASS B US$8,173,883 CLASS A ASX A$4,557,300 CLASS B A$3,239,370 CLASS A
		Before previous day	Previous day
5	If buy-back is an on-market buy-back

NYSE-CLASS B
highest price paid: US$17.77
date: 16 JUNE 2005

lowest price paid: US$15.01
date: 17 NOVEMBER 2005

NYSE-CLASS A
highest price paid: US$16.99
date: 22 JUNE 2005

lowest price paid: US$14.29
date: 17 NOVEMBER 2005

ASX-CLASS B
highest price paid: A$23.33
date: 17 JUNE 2005

lowest price paid: A$21.08
date: 6 DECEMBER 2005

ASX-CLASS A
highest price paid: A$22.00
date: 14 JUNE 2005

lowest price paid: A$20.334
date: 26 SEPTEMBER 2005

NYSE-CLASS B
highest price paid: US$16.95
lowest price paid: US$16.78

NYSE-CLASS A
highest price paid: US$16.16
lowest price paid: US$15.99

ASX-CLASS B
highest price paid: A$22.80
lowest price paid: A$22.78

ASX-CLASS A
highest price paid: A$21.60
lowest price paid: A$21.57

highest price allowed under rule 7.33:

ASX-CLASS B
A$24.01

ASX-CLASS A
A$22.75

Participation by directors
6	Deleted 30/9/2001.

 How many shares may still be bought back?

7	If the company has disclosed an intention to buy back a maximum number of shares - the remaining number of shares to be bought back

 Compliance statement

1. The company is in compliance with all Corporations Act requirements relevant to this buy-back.
2. There is no information that the listing rules require to be disclosed that has not already been disclosed, or is not contained in, or attached to, this form.

Sign here: /s/ Robert K. Moon
Date: 23 February 2006
(Assistant Secretary-Australia)

Print name: Robert K Moon